UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2017

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On March 23, 2017, Waters Corporation (the “Company”) entered into Change of Control/Severance Agreements with its executive officers, including: Mark T. Beaudouin, Senior Vice President, General Counsel and Secretary; Eugene G. Cassis, Senior Vice President and Senior Advisor; Michael C. Harrington, Senior Vice President, Global Markets; Rohit Khanna, Senior Vice President, Applied Technology; Ian S. King, Senior Vice President, Instrument Technology; and Elizabeth B. Rae, Senior Vice President, Human Resources. This Change of Control/Severance Agreement will supersede the executive’s existing Change of Control/Severance Agreement with the Company.

The following is a summary of the material changes to the Change of Control/Severance Agreements from the existing agreements. The existing agreements provide for a so-called 280G gross-up, which, in the event that any change of control-related payments made to the executive were subject to the excise tax under Section 4999 of the Internal Revenue Code, required the Company to pay a tax gross-up payment to the executive to ensure that the executive was in the same economic position as if the payments were not subject to this excise tax. This gross-up provision has been removed and instead the agreements provide that if any change of control-related payments made to the executive are subject to this excise tax, he or she will be entitled to the full amount of the payments or an amount reduced so that the excise tax does not apply to such payments, whichever results in the greater after-tax amount payable to the executive. In addition, the single trigger acceleration of equity awards in connection with a change in control provided for in the Company’s 2012 Equity Incentive Plan will not apply to equity awards granted to the executives on or after December 9, 2016 and these awards will be subject to double-trigger vesting. Performance awards will be governed by the terms of the award agreements evidencing such awards. Finally, in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason, in lieu of providing the executive with the same life, accident, health and dental insurance benefits for a twenty-four month period following such termination, the Company will instead pay to the executive a lump sum amount equal to the amount that the Company would have paid in premiums under such plans for that same period.

The foregoing is a summary only and is qualified in its entirety by reference to the full text of the Form of Change of Control/Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Change in Control/Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: March 27, 2017	By:	/s/ Sherry L. Buck
	Name:	Sherry L. Buck
	Title:	Senior Vice President and
Chief Financial Officer